News Release
www.aviatnetworks.com
Aviat Networks Provides Preliminary Fiscal 2019 Third Quarter Results and Updates its Fiscal 2019 Guidance; Company Anticipates Year-over-Year Growth and Improved Bottom-Line Performance
Fiscal 2019 third quarter GAAP after tax profit expected to include approximately $7.0 million from a partial release of U.S. tax valuation allowance; fiscal 2019 third quarter cash position expected to increase by approximately $4.5 million.

MILPITAS, Calif., May 7, 2019 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in wireless transport solutions, today provided its preliminary fiscal 2019 third quarter results and an update to its fiscal 2019 full year outlook. The Company also announced its reporting date for its fiscal 2019 third quarter results and corresponding conference call and webcast.
The Company previously provided guidance for the second half of fiscal 2019, noting the fourth quarter would come in better than the third quarter based on timing of orders and anticipated revenue recognition. That remains the case, but more prominent, as the Company’s fiscal 2019 third quarter was adversely impacted by component shortages related to its North America business, a slowdown in spending in Africa, as well as a contract delay with an existing customer in North Africa. The outlook in North America remains strong, the component situation has been corrected and the Company anticipates significant growth in this region in its fiscal 2019 fourth quarter. Moreover, the Company is adjusting its near-term outlook in Africa given the current spending environment, which is expected to result in lower revenue than previously anticipated in the fiscal 2019 fourth quarter. However, the Company still anticipates year-over-year growth and improved profitability.
Fiscal 2019 Third Quarter Preliminary Results: Fiscal 2019 third quarter revenue is anticipated to be approximately $54.0 million, lower than expected due to the factors above. GAAP and non-GAAP gross margins for the fiscal 2019 third quarter are both anticipated to be approximately 30.0%, representing a year-over-year improvement. Fiscal 2019 third quarter GAAP operating expenses and non-GAAP operating expenses are expected to be approximately $19.0 million and $18.0 million, respectively, both representing year-over-year improvements. As a result, the Company anticipates it will report a GAAP operating loss and non-GAAP operating loss of approximately $2.5 million and $1.5 million, respectively. The Company also expects positive GAAP net income attributable to Aviat Networks for the fiscal 2019 third quarter related to the partial release of a U.S. tax valuation allowance based on current and projected profitability in North America. Non-GAAP net loss attributable to Aviat Networks for the fiscal 2019 third quarter is expected to be approximately $2.0 million. Additionally, the Company expects to report an, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) loss in its Fiscal 2019 third quarter of approximately $0.5 million.
Fiscal 2019 Fourth Quarter and Full Year Outlook: The Company is expecting a strong fiscal 2019 fourth quarter, both on the top- and bottom-line with North America a key driver of the year-over-year improvement. The Company expects fiscal

2019 fourth quarter revenue to be in the range of $66.0 million - $71.0 million and Adjusted EBITDA of approximately $6.0 million. GAAP and non-GAAP gross margins are also anticipated to be strong based on revenue mix. For the full fiscal year, the Company anticipates revenue of approximately $246.0 to $251.0 million. Adjusted EBITDA in fiscal 2019 is expected to be $11.0 million to $12.0 million, an increase over fiscal 2018.
“Our bottom-line performance is expected to improve for the third year in a row. While expectations on the top-line have tempered near-term given the spending environment in Africa, our business in North America continues to be very strong and we’re well-positioned for new business in the coming quarter and into next fiscal year. Further, our cash position is expected to increase by approximately $4.5 million in the fiscal 2019 third quarter and our balance sheet continues to strengthen. We look forward to providing further updates on our results, outlook and opportunities that are developing for us on a global basis,” stated Michael Pangia, President and Chief Executive Officer of Aviat Networks.
Form 10-Q Filing and Conference Call Details: Aviat Networks intends to file its Form 10-Q with the Securities and Exchange Commission and release its fiscal 2019 third quarter and nine-month results on Monday, May 13, 2019. The Company will host a conference call at 4:30 p.m. Eastern / 1:30 p.m. Pacific that afternoon.
Speaking from management will be Michael Pangia, President and Chief Executive Officer, and Stan Gallagher, Senior Vice President and Chief Operating Officer. Following management's remarks, there will be a question and answer period. To listen to the live conference call, please dial toll-free (US/CAN) 866-562-9910 or toll-free (INTL) 661-378-9805, conference ID: 3588565. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook, and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2019, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-

looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 28, 2018 as well as other reports filed by Aviat Networks,

Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Investor Relations:
Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Email: gwiener@GWCco.com

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